Tidal Trust II 485BPOS

Exhibit 99(h)(ii)(16)

SIXTEENTH AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS SIXTEENTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Fund Sub-Administration Servicing Agreement (the “Agreement”) dated as of July 7, 2022, as amended, is entered into by and between TIDAL ETF SERVICES LLC (the “Company” or “Tidal”), with respect to Tidal Trust II, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	YieldMax TSLA Short Option Income Strategy ETF

●	YieldMax Innovation Short Option Income Strategy ETF

●	YieldMax NVDA Short Option Income Strategy ETF

●	YieldMax COIN Short Option Income Strategy ETF

●	YieldMax AAPL Short Option Income Strategy ETF

●	YieldMax N100 Short Option Income Strategy ETF; and

●	Carbon Collective Short Duration Green Bond ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST II		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkies	By:	/s/ Jason Hadler

Name:	Eric Falkies	Name:	Jason Hadler

Title:	President	Title:	Sr. Vice President

Date:	2/26/2024	Date:	February 27, 2024

Exhibit A to the

Fund Sub-Administration Servicing Agreement

Fund Names

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

Carbon Collective Short Duration Green Bond ETF

YieldMax Innovation Option Income Strategy ETF

YieldMax KWEB Option Income Strategy ETF

YieldMax GDX Option Income Strategy ETF

YieldMax XBI Option Income Strategy ETF

YieldMax TLT Option Income Strategy ETF

YieldMax AAPL Option Income Strategy ETF

YieldMax AMZN Option Income Strategy ETF

YieldMax BRK.B Option Income Strategy ETF

YieldMax COIN Option Income Strategy ETF

YieldMax META Option Income Strategy ETF

YieldMax GOOG Option Income Strategy ETF

YieldMax NFLX Option Income Strategy ETF

YieldMax NVDA Option Income Strategy ETF

YieldMax SQ Option Income Strategy ETF

YieldMax TSLA Option Income Strategy ETF

YieldMax ABNB Option Income Strategy ETF

YieldMax AMD Option Income Strategy ETF

YieldMax MRNA Option Income Strategy ETF

YieldMax PYPL Option Income Strategy ETF

YieldMax DIS Option Income Strategy ETF

YieldMax JPM Option Income Strategy ETF

YieldMax MSFT Option Income Strategy ETF

YieldMax XOM Option Income Strategy ETF

YieldMax AI Option Income Strategy ETF

YieldMax ROKU Option Income Strategy ETF

YieldMax SNOW Option Income Strategy ETF

YieldMax ZM Option Income Strategy ETF

YieldMax ADBE Option Income Strategy ETF

YieldMax NKE Option Income Strategy ETF

YieldMax ORCL Option Income Strategy ETF

YieldMax INTC Option Income Strategy ETF

YieldMax BIIB Option Income Strategy ETF

YieldMax BA Option Income Strategy ETF

YieldMax TGT Option Income Strategy ETF

YieldMax™ Universe Fund of Option Income ETFs

YieldMax™ Magnificent 7 Fund of Option Income ETFs

YieldMaxTM Ultra Option Income Strategy ETF

YieldMaxTM MSTR Option Income Strategy ETF

YieldMax TSLA Short Option Income Strategy ETF

YieldMax Innovation Short Option Income Strategy ETF

YieldMax NVDA Short Option Income Strategy ETF

YieldMax COIN Short Option Income Strategy ETF

YieldMax AAPL Short Option Income Strategy ETF

YieldMax N100 Short Option Income Strategy ETF

The Meet Kevin Pricing Power ETF

The Meet Kevin Select ETF

The Meet Kevin Moderate ETF

REX Daily Short MSTR ETF

REX Daily Short COIN ETF

REX Daily Short GME ETF

REX Daily Short AMC ETF

REX Daily Short PTON ETF

REX Daily Short TLRY ETF

REX Daily Short NKLA ETF

REX Daily Short HOOD ETF

REX Daily Short BYND ETF

REX Daily Short PENN ETF

REX Daily Target 1.5X MSTR ETF

Nicholas Fixed Income Alternative ETF

Pinnacle Focused Opportunities ETF

Return StackedTM Bonds & Managed Futures ETF

Return StackedTM Global Stocks & Bonds ETF

Return StackedTM U.S. Stocks & Managed Futures ETF

DGA Absolute Return ETF

Tactical Advantage ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Roundhill Generative AI & Technology ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Grizzle Growth ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Defiance Nasdaq 100 Enhanced Options Income ETF

Defiance S&P 500 Enhanced Options Income ETF

Defiance R2000 Enhanced Options Income ETF

Defiance Treasury Alternative Yield ETF

Defiance MSCI EAFE Enhanced Options Income ETF

Defiance MSCI Emerging Markets Enhanced Options Income ETF

Defiance Nasdaq 100 Target Income ETF

Defiance S&P 500 Target Income ETF

Defiance R2000 Target Income ETF

CoreValues Alpha Greater China Growth ETF

Hilton Small-MidCap Opportunity ETF

Quantify Absolute Income ETF

iREIT® - MarketVector Quality REIT Index ETF

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